Exhibit (17)(b)

0 2 A M Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 035F3G + + Proposals — The Board of Directors recommends A a vote FOR Proposals 1 and 2. 1. To approve the merger of a wholly-owned subsidiary of Crescent Capital BDC, Inc. with and into the Company, as contemplated by the Agreement and Plan of Merger, dated August 12, 2019, as amended, by and among Crescent Capital BDC, Inc., Atlantis Acquisition Sub, Inc., the Company and Crescent Cap Advisors, LLC (“Proposal 1”) 2. To approve the adjournment of the Special Meeting to another time and place to permit further solicitation of proxies, if necessary or appropriate, to obtain additional proxies if there are not sufficient votes to approve Proposal 1 For Against Abstain Please sign exactly as your name(s) appear(s) hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneysin- fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Special Meeting Proxy Card For Against Abstain NOTE: The purpose of Proposal 1 is to effect the merger of the Company with and into Crescent Capital BDC, Inc. 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ MMMMMMMMM MMMMMMMMMMMMMMM 4 3 7 7 9 9 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 J N T C123456789 MMMMMMMMMMMM MMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext Special Meeting of Stockholders — January 29, 2020 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Suhail A. Shaikh and Ellida McMillan, and each of them, as proxies of the undersigned (the “Proxies”), with full power of substitution in each of them, to attend the Special Meeting of Stockholders of Alcentra Capital Corporation, a Maryland corporation (the “Company”), to be held at the offices of Dechert LLP, located at 1095 Avenue of the Americas, 28th Floor, New York, New York 10036, on January 29, 2020, 9:00 A.M. local time, and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast and to otherwise represent the undersigned with all powers that the undersigned would possess if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of the Special Meeting of Stockholders of the Company and the accompanying proxy statement, the terms of each of which are incorporated by reference, and revokes any proxy heretofore given with respect to such meeting. If this proxy is properly executed, the votes entitled to be cast by the undersigned will be cast in the manner directed on the reverse side. If this proxy is properly executed but no direction is made with respect to the Company’s proposals, the Proxies will vote the undersigned’s shares FOR Proposal 1 and FOR Proposal 2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. Please refer to the Company’s proxy statement for a discussion of the proposals. (Items to be voted appear on reverse side) PROXY — ALCENTRA CAPITAL CORPORATION qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q C Non-Voting Items + + Change of Address — Please print new address below.